Exhibit 99.1

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

NET INCOME OF $25.1 MILLION OR $0.46 PER SHARE

FOR THE SECOND QUARTER OF 2006

EAST PALO ALTO, Calif., August 4, 2006 – Greater Bay Bancorp (Nasdaq: GBBK), a $7.4 billion in assets financial services holding company, today announced results for the second quarter and six months ended June 30, 2006.

For the second quarter of 2006, the Company’s net income was $25.1 million, or $0.46 per diluted common share, compared to $22.7 million, or $0.38 per diluted common share, for the second quarter of 2005, and $25.9 million, or $0.46 per diluted common share, for the first quarter of 2006. For the first six months of 2006, net income was $51.0 million, or $0.91 per diluted common share, compared to $44.2 million, or $0.72 per diluted common share for the first six months of 2005.

For the second quarter of 2006, the Company’s return on average common equity, annualized, was 14.29% compared to 13.68% for the second quarter of 2005, and 15.42% for the first quarter of 2006. Return on average common equity, annualized, for the first six months of 2006 was 14.84% compared to 13.36% for the same period in 2005. Return on average assets, annualized, for the second quarter of 2006 was 1.41% compared to 1.28% for the second quarter of 2005, and 1.47% for the first quarter of 2006. Return on average assets, annualized, was 1.44% for the first six months of 2006 compared to 1.27% for the same period in 2005.

Operating results during the second quarter included the Company’s recognition of a $3.5 million fair value increase on its warrant portfolio primarily due to a single warrant position acquired in a prior period. This gain was partially offset by $2.0 million in expenses associated with acceleration of fixed asset depreciation, stock-based compensation expense related to prior period stock option grants, and costs incurred in conjunction with the Company’s planned outsourcing of its mainframe operations.

“We are pleased to report another quarter characterized by solid operating results,” stated Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “We posted meaningful loan growth for the quarter in areas of previously indicated portfolio emphasis while sustaining the strength of our core credit quality metrics. Our specialty finance business continued its delivery of enviable results, and our commercial insurance brokerage business produced tangible results in key performance areas in spite of continued pressure on premium levels. While aggregate deposit totals declined, attrition of demand deposits abated and funding costs remained well controlled. And, of equal significance we maintained effective company wide expense discipline.” added Mr. Scordelis.

Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

Net Interest Income

Net interest income for the second quarter of 2006 increased to $65.8 million from $65.4 million in the second quarter of 2005 primarily due to an increase of $125.7 million in the average loan portfolio balance.

Net interest income for the second quarter of 2006 decreased to $65.8 million from $66.6 million in the first quarter of 2006. This decrease was primarily due to a nine basis point decrease in the net interest margin.

Net interest income for the first half of 2006 increased to $132.5 million from $131.5 million for the same period of 2005. This was primarily due to an increase of $192.1 million in the average loan portfolio balance.

Non-Interest Income

Non-interest income for the second quarter of 2006 was $56.8 million compared to $54.2 million in the second quarter of 2005. This change was primarily attributable to:

•	Increase in other income of $2.2 million primarily due to $3.5 million of warrant value gains as compared to $2.3 million in gains recorded in the second quarter of 2005 on CODES debt repurchases and purchased residential mortgage loan appreciation between price commitment and settlement dates, and

•	Increase in insurance brokerage commissions and fees of $1.0 million, including $2.6 million related to Lucini / Parish which was acquired on May 1, 2005.

Non-interest income for the second quarter of 2006 was $56.8 million compared to $60.0 million in the first quarter of 2006. This reduction was primarily attributable to decreases in insurance commissions and fees of $4.7 million including seasonal override and contingent income, partially offset by increases in other income of $2.3 million that includes warrant portfolio appreciation.

Non-interest income in the first six months of 2006 increased to $116.8 million from $104.4 million in the first six months of 2005. This change was primarily attributable to:

•	Increase in insurance brokerage commissions and fees of $7.9 million, including $9.4 million related to Lucini / Parish, and

•	Increase in other income of $4.3 million including $4.0 million of warrant portfolio appreciation.

Non-interest income as a percentage of total revenues for the second quarter of 2006 was 46.3%, compared to 45.3% for the second quarter of 2005 and 47.4% for the first quarter of 2006. Non-interest income as a percentage of total revenues for the first six months of 2006 was 46.9%, compared to 44.3% for the same period one year ago.

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Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

Operating Expenses

Operating expenses for the second quarter of 2006 increased to $84.5 million from $81.1 million in the second quarter of 2005. This expense growth was primarily attributable to the following:

•	Inclusion of only two months of Lucini/Parish operations expense in 2005 – $2.2 million,

•	Opening of new ABD offices in San Diego and Denver – $0.8 million,

•	Stock-based compensation expense for prior period stock option grants – $0.4 million

•	Costs related to outsourcing of the company’s mainframe operations – $0.7 million, and

•	Acceleration of fixed asset depreciation – $0.8 million.

These items were partially offset by a decrease in other expense of $1.6 million.

During the second quarter, the Company conducted a self-initiated review of administrative and accounting practices associated with its granting of stock options. At the recommendation of management, the Audit Committee, with the assistance of independent advisors, conducted a comprehensive inquiry of these practices covering the period 1996-2005. The Audit Committee’s review identified no improprieties in the Company’s option granting practices. Nevertheless, the Company has determined that historical option granting practices, principally during the period 1996-2000, gave rise to a pre-tax expense of $0.4 million, which the Company recorded in the second quarter. The Company has concluded that this amount had no material impact on its previously filed or current financial statements.

Operating expenses for the second quarter of 2006 decreased to $84.5 million from $92.1 million in the first quarter of 2006. This expense reduction was primarily attributable to the following:

•	Decrease in compensation expense of $6.4 million related to decreases in bonus expense of $3.3 million and normal seasonal decreases in payroll taxes and Company 401(k) matching contribution expense of $1.9 million, and

•	Decrease in other expense of $2.1 million due primarily to the recognition during the first quarter of 2006 of $1.2 million in stock-based compensation related to accelerated vesting of restricted stock and $0.9 million in contributions to the Greater Bay Bancorp Foundation.

These decreases were partially offset by an increase in occupancy and equipment expense of $0.9 million, including $0.3 million related to our mainframe outsourcing initiative.

Operating expenses in the first six months of 2006 increased to $176.6 million from $165.1 million in the first half of 2005. This expense growth was primarily attributable to:

•	Inclusion of only two months of Lucini/Parish operations expense in 2005 – $7.5 million,

•	Opening of new ABD offices in San Diego and Denver in 2006 – $1.5 million,

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Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

•	Stock-based compensation in the first quarter of 2006 related to accelerated vesting of restricted stock – $1.1 million,

•	Increased stock-based compensation reflecting adoption of FAS 123R – $0.9 million,

•	Stock-based compensation expense for prior period stock option grants – $0.4 million,

•	Mainframe outsourcing initiative – $0.7 million, and

•	Accelerated fixed asset depreciation – $0.8 million.

These increases were partially offset by a $1.1 million decrease in severance expense.

Credit Quality Overview

Net loan charge-offs in the second quarter of 2006 were $2.7 million, or 0.23% of average loans, annualized, compared to $3.5 million, or 0.30% of average loans, for the second quarter of 2005 and $43,000, or less than 0.01% of average loans, for the first quarter of 2006. Net loan charge-offs in the first six months of 2006 were $2.7 million, or 0.12% of average loans, annualized, compared to $7.0 million or 0.31% for the same period in 2005.

Non-performing assets were $32.6 million at June 30, 2006, compared to $88.6 million at June 30, 2005 and $33.4 million at March 31, 2006. The ratio of non-performing assets to total assets was 0.44% at June 30, 2006, compared to 1.22% at June 30, 2005 and 0.47% at March 31, 2006. The ratio of non-accrual loans to total loans was 0.68% at June 30, 2006, compared to 1.86% at June 30, 2005 and 0.70% at March 31, 2006.

The Company recorded a negative provision for credit losses of $1.9 million for the second quarter of 2006, compared to a provision of $2.3 million for the second quarter of 2005, and a negative provision of $6.0 million for the first quarter of 2006. The provision for the first six months of 2006 was a negative $7.9 million, compared to $0.6 million for the first six months of 2005.

The allowance for loan and lease losses was $71.7 million, or 1.50% of total loans at June 30, 2006, compared to $98.5 million, or 2.07% of total loans, at June 30, 2005 and $74.6 million, or 1.57% of total loans, at March 31, 2006.

“We remain very pleased with the overall direction and level of our credit quality,” stated Mr. Scordelis. “Net losses continued to be well-controlled, and non-performing assets further declined to a base that is now more than 60% below the level of just one year ago. As a tangible reflection of our key credit metrics and the inherent quality of our portfolio, we recorded a modestly negative loan loss provision for the second quarter.”

Balance Sheet

At June 30, 2006, total assets were $7.4 billion, total net loans were $4.8 billion, total securities were $1.6 billion, and total deposits were $5.0 billion.

Total loans net of deferred fees and discounts increased by $34.1 million from June 30, 2005 to June 30, 2006. This growth reflects increases of $219.3 million in real estate construction and land loans, and $47.8 million in commercial loans. These increases were partially offset by a decrease of $153.1 million in the commercial term real estate loan portfolio and $60.0 million in real estate other.

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Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

Total loans net of deferred fees and discounts increased by $44.9 million from March 31, 2006 to June 30, 2006, representing an annualized growth rate of 4.5%. This growth reflects an increase of $74.3 million in real estate construction and land loans and $25.9 in commercial loans, which was partially offset by a decrease of $48.9 million in the commercial term real estate portfolio. Results for the second quarter included $5.3 million in pay downs of previously purchased residential whole loans and a $23.2 million reclassification adjustment that reduced the carrying value of certain loans in the Company’s specialty finance business. Excluding this reclassification adjustment, core loans (which exclude purchased loans) grew by $73.5 million or an annualized rate of 6.6% when compared to as of March 31, 2006.

“The increase in our core loan totals was concentrated in the areas of commercial and construction lending which we had previously cited as being areas of particular emphasis,” commented Mr. Scordelis. “Annualized growth in construction loan outstandings during the quarter was 43.3%, and, exclusive of the carrying value adjustment, our specialty finance business grew by $84.4 million or an annualized growth rate of 22.6% for the quarter.”

Securities totaled $1.6 billion as of June 30, 2006, compared to $1.6 billion at June 30, 2005 and $1.5 billion at March 31, 2006.

Core deposits (excluding institutional and brokered deposits) at June 30, 2006 decreased by $301.9 million compared to June 30, 2005 and decreased by $219.9 million compared to March 31, 2006.

“We noted a stabilization in demand deposit levels throughout the quarter which contrasted favorably to the decline experienced in the prior period,” commented Mr. Scordelis. “Roughly one-half of the decline in interest-bearing deposits occurred in our specialty account area which is principally comprised of title, exchange, venture capital and other large balance relationships. These accounts are characterized by above average deposit costs – and their decline reflects a continuation of a trend that has persisted for the past several quarters. The balance of our deposit attrition occurred in more traditional interest-bearing money market account categories. We continue to be mindful of the trade-off between achieving growth in our deposit base and the marginal funding cost required to do so when viewed in the context of alternative funding sources,” added Mr. Scordelis.

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to exceed minimum well-capitalized guidelines established by bank regulatory agencies.

The Company’s common equity to assets ratio was 9.66% at June 30, 2006, compared to 9.19% at June 30, 2005 and 9.71% at March 31, 2006. The Company’s tangible common equity to tangible assets ratio was 5.96% at June 30, 2006, compared to 5.42% at June 30, 2005 and 5.86% at March 31, 2006.

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Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

Net Interest Margin and Interest Rate Risk Management

The net interest margin (on a fully tax equivalent basis) for the second quarter of 2006 was 4.26%, compared to 4.27% for the second quarter of 2005 and 4.35% for the first quarter of 2006. The net interest margin (on a fully tax equivalent basis) for the first six months of 2006 was 4.31% compared to 4.35% for the same period in 2005.

“Nine basis points of the linked quarter margin decline is attributable to the effect of core deposit outflows, partially offset by continued pricing restraint,” stated James S. Westfall, chief financial officer. “Additionally, the full quarter effect of refinancing the Company’s 0.5% CODES debt, retired in March 2006, at prevailing market rates further compressed the margin by five basis points. Buffering these margin pressures was a $0.8 million increase in recognized deferred loan interest and fees triggered by loan payoffs that contributed five basis points.”

Outlook for 2006

Our full year guidance for 2006 is as follows:

•	Core Loan Growth – based on the current forecast of moderate economic growth in our primary market area coupled with a planned increase in our lending and relationship management staff, we anticipate core loan portfolio growth in the mid to high single digit range, with this growth concentrated in the second half of the year.

•	Core Deposit Growth – we do not currently contemplate a near-term recovery of the core deposit outflow experienced in the first half of 2006, and now expect core deposit totals to remain flat for the balance of the year relative to the quarter end balance as of June 30, 2006. We intend to continue our reliance on institutional and other non-relationship funding sources to fulfill our funding needs.

•	Credit Quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate net charge-offs from 15 basis points to 25 basis points of average loans outstanding.

•	Net Interest Margin – based on the Company’s anticipated core loan and deposit growth and its slightly net asset interest rate sensitivity position, we expect the margin to fluctuate in the 4.20% to 4.30% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PDT) on Friday, August 4, 2006. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.earnings.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11:00 a.m. PDT on August 4 through 9 p.m. PDT on August 11, 2006, by dialing 800-642-1687 or 706-645-9291 and providing Conference ID 4124519.

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Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the local, national and international levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and subpoenas from state attorneys general related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

GREATER BAY BANCORP

June 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Second Quarter 2006	First Quarter 2006	Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005
Interest income	$108,321	$103,754	$102,225	$100,710	$96,050
Interest expense	42,487	37,134	34,478	32,714	30,625

Net interest income before (recovery of) / provision for credit losses	65,834	66,620	67,747	67,996	65,425
(Recovery of) / provision for credit losses	(1,886)	(6,004)	(10,491)	(3,352)	2,252

Net interest income after (recovery of) / provision for credit losses	67,720	72,624	78,238	71,348	63,173

Non-interest income:
Insurance commissions and fees	40,235	44,969	37,071	39,974	39,223
Rental revenue on operating leases	4,790	5,264	4,906	4,901	4,463
Service charges and other fees	2,368	2,540	2,533	2,496	2,869
Loan and international banking fees	1,718	1,795	1,919	1,663	2,113
Income on bank owned life insurance	1,922	1,911	1,869	1,877	2,004
Trust fees	1,127	1,055	1,101	1,074	1,060
Gains on sale of loans	—	—	172	100	111
Security gains, net	5	168	—	43	9
Other income	4,605	2,331	3,438	2,361	2,389

Total non-interest income	56,770	60,033	53,009	54,489	54,241

Operating expenses:
Compensation and benefits	51,500	57,929	51,455	50,745	48,172
Occupancy and equipment	12,241	11,322	11,285	11,278	11,148
Legal costs and other professional fees	3,884	3,753	5,295	4,671	3,198
Depreciation - operating leases	3,917	4,091	4,013	4,108	3,735
Amortization of intangibles	1,689	1,640	1,835	1,886	2,072
Other expenses	11,255	13,379	12,476	11,936	12,805

Total operating expenses	84,486	92,114	86,359	84,624	81,130

Income before provision for income taxes and cumulative effect of accounting change	40,004	40,543	44,888	41,213	36,284
Provision for income taxes	14,886	14,772	17,433	15,626	13,609

Income before cumulative effect of accounting change	25,118	25,771	27,455	25,587	22,675
Cumulative effect of accounting change, net of tax (1)	—	130	—	—	—

Net income	$25,118	$25,901	$27,455	$25,587	$22,675

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$0.46	$0.48	$0.51	$0.47	$0.41
Diluted	$0.46	$0.46	$0.48	$0.44	$0.38

Net Income per common share after cumulative effect of accounting change (2)
Basic	$0.46	$0.48	$0.51	$0.47	$0.41
Diluted	$0.46	$0.46	$0.48	$0.44	$0.38

Weighted average common shares outstanding	50,188	49,802	50,251	50,698	50,843
Weighted average common & potential common shares outstanding	51,173	52,727	53,370	54,010	55,573

GAAP ratios
Return on quarterly average assets, annualized	1.41%	1.47%	1.53%	1.41%	1.28%
Return on quarterly average common shareholders’ equity, annualized	14.29%	15.42%	16.25%	15.13%	13.68%
Return on quarterly average total equity, annualized	12.47%	13.39%	14.09%	13.12%	11.84%
Net interest margin, annualized (3)	4.26%	4.35%	4.36%	4.32%	4.27%
Operating expense ratio, annualized (4)	4.75%	5.24%	4.81%	4.67%	4.60%
Efficiency ratio (5)	68.91%	72.73%	71.52%	69.09%	67.80%

NON-GAAP ratios
Efficiency ratio (excluding ABD & other ABD expenses paid by holding company) (6)	59.53%	67.76%	62.31%	59.50%	60.16%

(1)	Effective January 1, 2006, the Company adopted SFAS No.123 (revised 2004), Share-Based Payment (“SFAS 123R”), as a result of which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.
(2)	The following table provides a reconciliation of income available to common shareholders before and after cumulative effect of accounting change. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$25,118	$25,771	$27,455	$25,587	$22,675
Less: dividends on convertible preferred stock	(1,822)	(1,832)	(1,825)	(1,834)	(1,841)

Income available to common shareholders before cumulative effect of accounting change	23,296	23,939	25,630	23,753	20,834
Add: CODES interest and other related income/(loss), net of taxes	—	59	(99)	76	111

Income available to common shareholders before cumulative effect of accounting change	23,296	23,998	25,531	23,829	20,945
Cumulative effect of accounting change, net of tax	—	130	—	—	—

Income available to common shareholders after cumulative effect of accounting change	$23,296	$24,128	$25,531	$23,829	$20,945

Weighted average common shares outstanding	50,188	49,802	50,251	50,698	50,843
Weighted average potential common shares:
Stock options	985	946	939	878	1,062
CODES due 2024	—	1,979	2,180	2,426	3,653
CODES due 2022	—	—	—	8	15

Total weighted average common & potential common shares outstanding	51,173	52,727	53,370	54,010	55,573

(3)	Net interest income (on a tax equiivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.
(4)	Total operating expenses for the period, annualized and divided by average quarterly assets.
(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(6)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (excluding ABD)	$82,180	$81,183	$83,614	$81,796	$80,190
Operating expenses (excluding ABD & other ABD expenses paid by holding company)	$48,922	$55,010	$52,102	$48,667	$48,243

Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

GREATER BAY BANCORP

June 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Six Months Ended June 30,
	2006	2005
Interest income	$212,075	$187,848
Interest expense	79,621	56,381

Net interest income before (recovery of) / provision for credit losses	132,454	131,467
(Recovery of) / provision for credit losses	(7,890)	574

Net interest income after (recovery of) / provision for credit losses	140,344	130,893

Non-interest income:
Insurance commissions and fees	85,204	77,345
Rental revenue on operating leases	10,054	8,495
Service charges and other fees	4,908	5,419
Loan and international banking fees	3,513	4,126
Income on bank owned life insurance	3,833	3,801
Trust fees	2,182	2,126
Gains on sale of loans	—	206
Security gains, net	173	299
Other income	6,936	2,617

Total non-interest income	116,803	104,434

Operating expenses:
Compensation and benefits	109,429	98,457
Occupancy and equipment	23,563	21,560
Legal costs and other professional fees	7,637	8,049
Depreciation - operating leases	8,008	7,105
Amortization of intangibles	3,329	4,155
Other expenses	24,634	25,752

Total operating expenses	176,600	165,078

Income before provision for income taxes and cumulative effect of accounting change	80,547	70,249
Provision for income taxes	29,658	26,064

Income before cumulative effect of accounting change	50,889	44,185
Cumulative effect of accounting change, net of tax (1)	130	—

Net income	$51,019	$44,185

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$0.94	$0.79
Diluted	$0.91	$0.72

Net Income per common share after cumulative effect of accounting change (2)
Basic	$0.95	$0.79
Diluted	$0.91	$0.72

Weighted average common shares outstanding	49,997	50,988
Weighted average common & potential common shares outstanding	51,860	56,842

GAAP ratios
Return on YTD average assets, annualized	1.44%	1.27%
Return on YTD common shareholders’ equity, annualized	14.84%	13.36%
Return on YTD average total equity, annualized	12.92%	11.56%
Net interest margin, annualized (3)	4.31%	4.35%
Operating expense ratio, annualized (4)	4.99%	4.74%
Efficiency ratio (5)	70.85%	69.98%

NON-GAAP ratios
Efficiency Ratio (excluding ABD & other ABD expenses paid by holding company) (6)	63.62%	64.10%

(1)	Effective January 1, 2006, the Company adopted SFAS No.123 (revised 2004), Share-Based Payment (“SFAS 123R”), as a result of which the Company recognized a one-time which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.
(2)	The following table provides a reconciliation of income available to common shareholders before and after cumulative effect of accounting change. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$50,889	$44,185
Less: dividends on convertible preferred stock	(3,654)	(3,681)

Net Income available to common shareholders before cumulative effect of accounting change	47,235	40,504
Add: CODES interest and other related income/(loss), net of taxes	59	290

Income available to common shareholders before cumulative effect of accounting change	47,294	40,794
Cumulative effect of accounting change, net of tax	130	—

Income available to common shareholders after cumulative effect of accounting change	$47,424	$40,794

Weighted average common shares outstanding	49,997	50,988
Weighted average potential common shares:
Stock options	879	1,049
CODES due 2024	984	4,790
CODES due 2022	—	15

Total weighted average common & potential common shares outstanding	51,860	56,842

(3)	Net interest income (on a tax equiivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.
(4)	Total operating expenses for the period, annualized and divided by average quarterly assets.
(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(6)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (Excluding ABD)	$163,363	$157,935
Operating Expenses (Excluding ABD & other ABD expenses paid by holding company)	$103,932	$101,238

Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

GREATER BAY BANCORP

June 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:

	Jun 30 2006	Mar 31 2006	Dec 31 2005	Sep 30 2005	Jun 30 2005
Cash and cash equivalents	$198,716	$167,203	$152,153	$153,284	$190,048
Fed funds sold	36,000	—	—	20,000	10,000
Securities	1,565,732	1,468,123	1,493,584	1,487,935	1,583,662
Loans:
Commercial	2,088,082	2,062,141	2,067,873	2,020,656	2,040,289
Term real estate - commercial	1,340,762	1,389,635	1,389,329	1,432,939	1,493,890

Total commercial	3,428,844	3,451,776	3,457,202	3,453,595	3,534,179
Real estate construction and land	762,409	688,086	644,883	609,969	543,117
Residential mortgage	275,332	271,658	266,263	258,268	260,453
Real estate other	217,889	230,190	263,164	261,969	277,847
Consumer and other	101,370	100,020	108,833	115,593	137,827
Deferred fees and discounts, net	(11,231)	(12,006)	(12,376)	(12,681)	(12,939)

Total loans, net of deferred fees and discounts	4,774,613	4,729,724	4,727,969	4,686,713	4,740,484
Allowance for loan and lease losses	(71,689)	(74,568)	(82,159)	(92,857)	(98,487)

Total loans, net	4,702,924	4,655,156	4,645,810	4,593,856	4,641,997
Goodwill	243,343	242,728	243,289	236,511	236,211
Other intangible assets	46,227	48,005	49,741	51,739	53,785
Other assets	576,712	527,291	536,392	529,983	550,402

Total assets	$7,369,654	$7,108,506	$7,120,969	$7,073,308	$7,266,105

Deposits:
Demand, noninterest-bearing	$1,015,734	$1,004,575	$1,093,157	$1,066,536	$1,091,208
MMDA, NOW and savings	2,734,656	2,957,354	3,000,647	3,003,159	2,955,343
Time deposits, $100,000 and over	776,712	782,891	741,682	750,406	696,740
Other time deposits	495,131	363,941	223,053	195,315	136,008

Total deposits	5,022,233	5,108,761	5,058,539	5,015,416	4,879,299

Other borrowings	970,390	750,248	797,802	813,006	1,117,285
Subordinated debt	287,631	210,311	210,311	210,311	210,311
Other liabilities	261,907	232,866	265,607	252,510	275,417

Total liabilities	6,542,161	6,302,186	6,332,259	6,291,243	6,482,312

Minority interest:
Peferred stock of real estate investment trust subsidiaries	12,780	12,739	12,699	12,658	12,617

Convertible preferred stock	103,096	103,097	103,387	102,706	103,366
Common shareholders’ equity	711,617	690,484	672,624	666,701	667,810

Total equity	814,713	793,581	776,011	769,407	771,176

Total liabilities and total equity	$7,369,654	$7,108,506	$7,120,969	$7,073,308	$7,266,105

RATIOS:
Loan growth, current quarter to prior year quarter	0.72%	4.93%	5.34%	4.31%	6.40%
Loan growth, current quarter to prior quarter, annualized	3.81%	0.15%	3.49%	-4.50%	20.74%
Loan growth, YTD	1.99%	0.15%	5.34%	5.91%	11.33%

Core loan growth, current quarter to prior year quarter (1)	1.32%	1.39%	0.57%	-1.13%	0.75%
Core loan growth, current quarter to prior quarter, annualized (1)	4.47%	0.66%	4.30%	-4.09%	4.73%
Core loan growth, YTD (1)	2.58%	0.66%	0.57%	-0.68%	1.06%

Deposit growth, current quarter to prior year quarter	2.93%	2.26%	-0.87%	-3.47%	-8.06%
Deposit growth, current quarter to prior quarter, annualized	-6.79%	4.03%	3.41%	11.07%	-9.35%
Deposit growth, YTD	-1.45%	4.03%	-0.87%	-2.29%	-8.83%

Core deposit growth, current quarter to prior year quarter (2)	-6.63%	-5.78%	-5.03%	-6.45%	-9.21%
Core deposit growth, current quarter to prior quarter, annualized (2)	-19.72%	-8.31%	-1.02%	2.02%	-16.23%
Core deposit growth, YTD (2)	-13.84%	-8.31%	-5.03%	-6.40%	-10.63%

Revenue growth, current quarter to prior year quarter (3)	2.46%	8.96%	7.03%	3.77%	0.98%
Revenue growth, current quarter to prior quarter, annualized (3)	-12.82%	19.80%	-5.60%	9.35%	11.84%

Net interest income growth, current quarter to prior year quarter	0.63%	0.88%	-0.52%	-3.23%	-8.98%
Net interest income growth, current quarter to prior quarter, annualized	-4.73%	-6.75%	-1.45%	15.59%	-3.75%

(1)	Core loans calculated as total loans less purchased residential mortgage loans.
(2)	Core deposits calculated as total deposits less institutional and brokered time deposits.
(3)	Revenue is the sum of net interest income before (recovery of) / provision for credit losses and total non-interest income.

Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

GREATER BAY BANCORP

June 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	June 30, 2006			March 31, 2006			June 30, 2005
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$10,791	$128	4.77%	$12,290	$132	4.34%	$32,893	$220	2.68%
Securities:
Taxable	1,433,756	16,030	4.48%	1,425,340	15,622	4.45%	1,495,651	16,000	4.29%
Tax-exempt (1)	86,323	1,543	7.16%	82,596	1,494	7.33%	84,555	1,557	7.38%
Other short-term (3)	9,348	46	1.99%	9,762	35	1.46%	6,414	28	1.75%
Loans (4)	4,705,859	91,074	7.76%	4,721,031	86,959	7.47%	4,580,165	78,760	6.90%

Total interest-earning assets	6,246,077	108,821	6.99%	6,251,019	104,242	6.76%	6,199,678	96,565	6.25%
Noninterest-earning assets	888,886	—		878,637	—		880,559	—

Total assets	$7,134,963	108,821		$7,129,656	104,242		$7,080,237	96,565

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,807,337	15,094	2.16%	$2,950,240	14,072	1.93%	$3,112,247	13,297	1.71%
Time deposits over $100,000	780,415	8,466	4.35%	756,259	7,321	3.93%	662,925	4,424	2.68%
Other time deposits	414,765	4,381	4.24%	260,812	2,368	3.68%	136,573	781	2.29%

Total interest-bearing deposits	4,002,517	27,941	2.80%	3,967,311	23,761	2.43%	3,911,745	18,502	1.90%
Short-term borrowings	262,439	2,947	4.50%	288,491	2,983	4.19%	413,096	3,625	3.52%
CODES	—	—	0.00%	75,101	101	0.55%	144,225	192	0.53%
Subordinated debt	224,755	4,867	8.68%	210,311	4,557	8.79%	210,311	4,377	8.35%
Other long-term borrowings	547,494	6,732	4.93%	474,316	5,732	4.90%	299,061	3,929	5.27%

Total interest-bearing liabilities	5,037,205	42,487	3.38%	5,015,530	37,134	3.00%	4,978,438	30,625	2.47%
Noninterest-bearing deposits	1,013,577			1,041,806			1,083,982
Other noninterest-bearing liabilities	263,424			275,257			237,041
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,756			12,715			12,593
Shareholders’ equity	808,001			784,348			768,183

Total shareholders’ equity and liabilities	$7,134,963	42,487		$7,129,656	37,134		$7,080,237	30,625

Net interest income, on a tax-equivalent basis (1)		66,335			67,108			65,940

Net interest margin (5)			4.26%			4.35%			4.27%

Reconciliation to reported net interest income:

Adjustment for tax equivalent basis		(500)			(488)			(515)

Net interest income, as reported		$65,834			$66,620			$65,425

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase (decrease) of interest income on loans by $602,000, $245,000, and ($1,000) for the three months ended June 30, 2006, March 31, 2006 and June 30, 2005, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

GREATER BAY BANCORP

June 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	YTD
	June 30, 2006			June 30, 2005
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$11,533	$260	4.55%	$35,058	$405	2.33%
Securities:
Taxable	1,429,572	31,653	4.47%	1,497,815	32,060	4.32%
Tax-exempt (1)	84,470	3,035	7.24%	84,391	2,960	7.07%
Other short-term (3)	9,554	81	1.72%	5,110	52	2.05%
Loans (4)	4,713,403	178,033	7.62%	4,521,309	153,352	6.84%

Total interest-earning assets	6,248,532	213,062	6.88%	6,143,683	188,829	6.20%
Noninterest-earning assets	883,785	—		880,071	—

Total assets	$7,132,317	213,062		$7,023,754	188,829

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,878,394	29,165	2.04%	$3,194,323	26,554	1.68%
Time deposits over $100,000	768,401	15,789	4.14%	628,095	7,612	2.44%
Other time deposits	338,214	6,748	4.02%	136,792	1,454	2.14%

Total interest-bearing deposits	3,985,009	51,702	2.62%	3,959,210	35,620	1.81%
Short-term borrowings	275,389	5,930	4.34%	334,365	5,580	3.37%
CODES	37,343	101	0.55%	185,549	509	0.55%
Subordinated debt	217,573	9,424	8.73%	210,311	8,689	8.33%
Other long-term borrowings	511,107	12,464	4.92%	227,917	5,983	5.29%

Total interest-bearing liabilities	5,026,421	79,621	3.19%	4,917,352	56,381	2.31%
Noninterest-bearing deposits	1,027,613			1,067,752
Other noninterest-bearing liabilities	269,309			255,286
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,735			12,582
Shareholders’ equity	796,239			770,782

Total shareholders’ equity and liabilities	$7,132,317	79,621		$7,023,754	56,381

Net interest income, on a tax-equivalent basis (1)		133,441			132,448

Net interest margin (5)			4.31%			4.35%

Reconciliation to reported net interest income:

Adjustment for tax equivalent basis		(987)			(981)

Net interest income, as reported		$132,454			$131,467

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase (decrease) of interest income on loans by $847,000 and ($3,000) for the six months ended June 30, 2006 and June 30, 2005, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest- bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Second Quarter 2006 Results

August 4, 2006

GREATER BAY BANCORP

June 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:

	Jun 30 2006	Mar 31 2006	Dec 31 2005	Sept 30 2005	Jun 30 2005
Nonperforming assets (1)
Commercial:
Matsco/GBC	$7,257	$8,011	$8,883	$9,299	$7,509
SBA	4,536	3,627	6,497	7,612	7,421
Other	4,775	9,184	9,142	7,578	7,646

Total commercial	16,568	20,822	24,522	24,489	22,576
Real estate:
Commercial	14,763	8,203	8,434	9,844	13,015
Construction and land	323	3,242	323	—	10,608
Other	3	7	33,312	33,777	33,781

Total real estate	15,089	11,452	42,069	43,621	57,404
Consumer and other	611	718	4,503	3,821	8,106

Total nonaccrual loans	32,268	32,992	71,094	71,931	88,086
OREO	—	—	—	—	—
Other nonperforming assets	361	438	631	1,153	495

Total nonperforming assets (1)	$32,629	$33,430	$71,725	$73,084	$88,581

Net loan charge-offs (recoveries) (2)	$2,662	$43	$1,207	$3,098	$3,476

Ratio of allowance for loan and lease losses to:
End of period loans	1.50%	1.57%	1.73%	1.98%	2.07%
Total nonaccrual loans	222.17%	226.02%	115.56%	129.09%	111.81%

Ratio of (recovery of ) / provision for credit losses to average loans, annualized	-0.16%	-0.52%	-0.89%	-0.28%	0.20%
Total nonaccrual loans to total loans	0.68%	0.70%	1.50%	1.53%	1.86%
Total nonperforming assets to total assets	0.44%	0.47%	1.01%	1.03%	1.22%

Ratio of quarterly net loan charge-offs to average loans, annualized	0.23%	0.00%	0.10%	0.26%	0.30%
Ratio of YTD net loan charge-offs to YTD average loans	0.12%	0.00%	0.24%	0.29%	0.31%

(1)	Nonperforming assets include nonaccrual loans, other real estate owned and other nonperforming assets.
(2)	Net loan charge-offs are loan charge-offs net of recoveries.

SELECTED QUARTERLY CAPITAL RATIOS AND DATA:

	Jun 30 2006	Mar 31 2006	Dec 31 2005	Sept 30 2005	Jun 30 2005
Tier 1 leverage ratio	12.07%	10.77%	10.41%	10.23%	10.30%
Tier 1 risk-based capital ratio	13.49%	12.48%	12.01%	12.25%	11.96%
Total risk-based capital ratio	14.93%	13.73%	13.26%	13.51%	13.22%
Total equity to assets ratio	11.05%	11.16%	10.90%	10.88%	10.61%
Common equity to assets ratio	9.66%	9.71%	9.45%	9.43%	9.19%

Tier I capital	$824,154	$734,692	$708,563	$702,030	$695,108
Total risk-based capital	$911,802	$808,436	$782,525	$774,044	$768,187
Risk weighted assets	$6,108,101	$5,889,032	$5,900,425	$5,730,710	$5,810,227

NON-GAAP RATIOS (1):
Tangible common equity to tangible assets - end of period (2)	5.96%	5.86%	5.56%	5.58%	5.42%
Tangible common book value per common share - end of period (3)	$8.29	$7.95	$7.61	$7.51	$7.44

Common book value per common share - end of period (4)	$13.98	$13.73	$13.48	$13.22	$13.16
Total common shares outstanding - end of period	50,917	50,288	49,906	50,425	50,756

(1)	The following table provides a reconciliation of common equity to tangible common equity and total assets to tangible assets:

Common shareholders’ equity	$711,617	$690,484	$672,624	$666,701	$667,810
Less: goodwill and other Intangible assets	(289,570)	(290,733)	(293,030)	(288,250)	(289,996)

Tangible common equity	$422,047	$399,751	$379,594	$378,451	$377,814

Total assets	$7,369,654	$7,108,506	$7,120,969	$7,073,308	$7,266,105
Less: goodwill and other intangible assets	(289,570)	(290,733)	(293,030)	(288,250)	(289,996)

Tangible assets	$7,080,084	$6,817,773	$6,827,939	$6,785,058	$6,976,109

(2)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by tangible assets.
(3)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by total common shares outstanding - end of period.
(4)	Computed as common shareholders’ equity divided by common shares outstanding - end of period.